Exhibit 99.1

Research Solutions Reports Fiscal Second Quarter 2022 Results

Reports Record 56 Net New Platform Deployments and 36 Percent Increase in ARR to $6.8 Million

HENDERSON, Nev., February 10, 2022 — Research Solutions, Inc. (NASDAQ: RSSS), a pioneer in providing cloud-based workflow solutions for R&D driven organizations, reported financial results for its fiscal second quarter ended December 31, 2021.

Fiscal Second Quarter 2022 Summary

•	Total revenue of $7.9 million, a 5.7% increase from prior-year quarter

•	Platform revenue up 31% to $1.6 million. Annual Recurring Revenue (“ARR”) up 36% to $6.8 million

•	Gross profit up 19% from prior-year quarter. Total gross margin improved 390 basis points to 36.0%

•	Loss of $0.02 per share, compared to a loss of $0.01 per share in the prior-year quarter

•	Platform incremental ARR generated in the quarter was a record high of $0.6M. The Company has now generated $1.8M of incremental platform ARR in the past twelve months.

•	56 net new platform deployments in the quarter compared to 29 in the prior-year

“In the second quarter we saw a record number of new customers adopt the platform, and existing customers continue to increase the number of features they subscribe to as they expand the licensed number of users,” said Roy W. Olivier, President and CEO of Research Solutions. “The increase in ARR during the quarter reflects continued operational efficiencies, more accountability from our sales teams, and a deeper focus on innovative new product upgrades. We believe we are well-positioned for growth in the second half of fiscal 2022.”

Fiscal Second Quarter 2022 Results

Total revenue was $7.9 million, a 5.7% increase from $7.4 million in the year-ago quarter as both platform and transaction revenue increased from the prior period.

Platform subscription revenue increased 31% to $1.6 million compared to approximately $1.2 million in the year-ago quarter. The increase was primarily due to an increase in the total number of paid Platform deployments, including 56 net deployments added in the quarter, as well as upsells to existing customers. The quarter ended with annual recurring revenue of $6.8 million, up 9% sequentially and 36% year-over-year (see the company’s definition of annual recurring revenue below).

Transaction revenue was $6.3 million, compared to $6.2 million the second quarter of fiscal 2021. Transaction revenue has historically declined due to the savings experienced by customers as they transition to the recurring revenue platform business, however, this was the first quarter in the last six to experience transaction revenue growth over the prior period. Transaction customer count for the quarter was 1,179, compared to 1,109 customers in the prior-year quarter (see the company's definition of active customer accounts and transactions below).

Total gross margin improved 390 basis points from the prior-year quarter to 36.0%. The increase was primarily driven by a continued revenue mix shift to the higher-margin Platform business as well as reduced copyright costs in the quarter.

Total operating expenses were $3.3 million, compared to $2.7 million in the second quarter of 2021. The increase was primarily due to higher technology and product development and general and administrative costs.

Net loss in the second quarter was ($482,000), or ($0.02) per share, compared to net loss of ($261,000), or ($0.01) per share, in the prior-year quarter. Adjusted EBITDA was ($165,000), compared to $161,000 in the year-ago quarter (see definition and further discussion about the presentation of Adjusted EBITDA, a non-GAAP term, below).

Conference Call

Research Solutions President and CEO Roy W. Olivier and CFO Bill Nurthen will host the conference call, followed by a question and answer period.

Date: Thursday, February 10, 2022

Time: 5:00 p.m. ET (2:00 p.m. PT)

Toll-free dial-in number: 1-855-327-6837

International dial-in number: 1-631-891-4304

Conference ID: 10017815

The conference call will be broadcast live and available for replay until March 10, 2022 by dialing 1-844-512-2921 and using the replay ID 10017815, and via the investor relations section of the company's website at http://researchsolutions.investorroom.com/.

Fiscal Second Quarter Financial and Operational Summary Tables vs. Prior-Year Quarter

	Quarter Ended December 31,				Six Months Ended December 31,
	2021	2020	Change	% Change	2021	2020	Change	% Change
Revenue:
Platforms	$1,604,829	$1,220,535	$384,294	31.5%	$3,114,703	$2,362,223	$752,480	31.9%
Transactions	$6,267,458	$6,229,200	38,258	0.6%	$12,500,088	$12,835,937	(335,849)	-2.6%
Total Revenue	7,872,287	7,449,735	422,552	5.7%	15,614,791	15,198,160	416,631	2.7%

Gross Profit:
Platforms	1,373,161	1,003,532	369,629	36.8%	2,637,379	1,941,268	696,111	35.9%
Transactions	1,464,499	1,388,050	76,449	5.5%	2,860,656	2,899,890	(39,234)	-1.4%
Total Gross Profit	2,837,660	2,391,582	446,078	18.7%	5,498,035	4,841,158	656,877	13.6%

Gross profit as a % of revenue:
Platforms	85.6%	82.2%	3.3%		84.7%	82.2%	2.5%
Transactions	23.4%	22.3%	1.1%		22.9%	22.6%	0.3%
Total Gross Profit	36.0%	32.1%	3.9%		35.2%	31.9%	3.4%

Operating Expenses:
Sales and marketing	518,357	487,571	30,786	6.3%	1,041,308	985,945	55,363	5.6%
Technology and product development	868,236	624,747	243,489	39.0%	1,689,696	1,247,708	441,988	35.4%
General and administrative	1,616,135	1,118,750	497,385	44.5%	3,113,358	2,279,812	833,546	36.6%
Depreciation and amortization	4,260	3,039	1,221	40.2%	7,156	6,762	394	5.8%
Stock-based compensation	300,539	435,949	(135,410)	-31.1%	471,649	606,739	(135,090)	-22.3%
Foreign currency translation loss	11,982	(17,469)	29,451	NM	23,225	(41,718)	64,943	NM
Total Operating Expenses	3,319,509	2,652,587	666,922	25.1%	6,346,392	5,085,248	1,261,144	24.8%
Income (loss) from operations	(481,849)	(261,005)	(220,844)	NM	(848,357)	(244,090)	(604,268)	NM

Other Income (Expenses):
Other income (expense)	264	399	(135)		540	634	(94)	-14.8%
Provision for income taxes	-	-	-	0.0%	(5,770)	(2,505)	(3,265)	NM
Gain on sale of disc'd operations	-	-	-		-	-	-
Total Other Income (Expenses):	264	399	(135)	-33.8%	(5,230)	(1,871)	(3,359)	NM
Net income (loss)	$(481,585)	$(260,606)	(220,979)	NM	$(853,587)	$(245,961)	(607,627)	NM
				NM				NM
Adjusted EBITDA	$(165,068)	$160,514	$(325,582)	NM	$(346,327)	$327,693	$(674,021)	NM

	Quarter Ended December 31,				Six Months Ended December 31,
	2021	2020	Change	% Change	2021	2020	Change	% Change
Platforms:
ARR (Annual recurring revenue):
Beginning of Period	$6,282,927	$4,741,183	$1,541,744	32.5%	$5,880,179	$4,446,088	$1,434,091	32.3%
Incremental ARR	565,687	279,870	285,817	102.1%	968,434	574,965	393,469	68.4%
End of Period	$6,848,613	$5,021,053	$1,827,560	36.4%	$6,848,613	$5,021,053	$1,827,560	36.4%

Deployments:
Beginning of Period	590	432	158	36.6%	553	401	152	37.9%
Incremental Deployments	56	29	27	93.1%	93	60	33	55.0%
End of Period	646	461	185	40.1%	646	461	185	40.1%

ASP (Average sales price):
Beginning of Period	$10,649	$10,975	$(326)	-3.0%	$10,633	$11,088	$(454)	-4.1%
End of Period	$10,602	$10,892	$(290)	-2.7%	$10,602	$10,892	$(290)	-2.7%

Transaction Customers:
Corporate customers	867	809	58	7.2%	860	807	53	6.6%
Academic customers	312	300	12	4.0%	306	293	14	4.6%
Total customers	1,179	1,109	70	6.3%	1,166	1,100	67	6.0%

Active Customer Accounts, Transactions and Annual Recurring Revenue

The company defines active customer accounts as the sum of the total quantity of customers per month for each month in the period divided by the respective number of months in the period. The quantity of customers per month is defined as customers with at least one transaction during the month.

A transaction is an order for a unit of copyrighted content fulfilled or managed in the Platform.

The company defines annual recurring revenue (“ARR”) as the value of contracted Platform subscription recurring revenue normalized to a one-year period.

Use of Non-GAAP Measure – Adjusted EBITDA

Research Solutions’ management evaluates and makes operating decisions using various financial metrics. In addition to the company’s GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP measure provides useful information about the company’s operating results.

The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure. Adjusted EBITDA is defined as net income (loss), plus interest expense, other income (expense), foreign currency transaction loss, provision for income taxes, depreciation and amortization, stock-based compensation, gain on sale of discontinued operations, and other potential adjustments that may arise. Set forth below is a reconciliation of Adjusted EBITDA to net income (loss):

	Quarter Ended December 31,				Six Months Ended December 31,
	2021	2020	Change	% Change	2021	2020	Change	% Change
Net Income (loss)	$(481,585)	$(260,606)	$(220,979)	NM	$(853,587)	$(245,961)	$(607,627)	NM
Add (deduct):							-
Other income (expense)	(264)	(399)	135	-33.8%	(540)	(634)	94	-14.8%
Foreign currency translation loss	11,982	(17,469)	29,451	NM	23,225	(41,718)	64,943	NM
Provision for income taxes	-	-	-		5,770	2,505	3,265	130.3%
Depreciation and amortization	4,260	3,039	1,221	40.2%	7,156	6,762	394	5.8%
Stock-based compensation	300,539	435,949	(135,410)	-31.1%	471,649	606,739	(135,090)	-22.3%
Gain on sale of disc. ops.	-	-	-		-	-	-
Adjusted EBITDA	$(165,068)	$160,514	$(325,582)	NM	$(346,327)	$327,693	$(674,021)	NM

About Research Solutions

Research Solutions, Inc. (NASDAQ: RSSS) provides cloud-based technologies to streamline the process of obtaining, managing, and creating intellectual property. Founded in 2006 as Reprints Desk, the company was a pioneer in developing solutions to serve researchers. Today, more than 70 percent of the top pharmaceutical companies, prestigious universities, and emerging businesses rely on Article Galaxy, the company's SaaS research platform, to streamline access to the latest scientific research and data with 24/7 customer support. For more information and details, please visit www.researchsolutions.com and www.reprintsdesk.com

Important Cautions Regarding Forward-Looking Statements

Certain statements in this press release may contain "forward-looking statements" regarding future events and our future results. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "targets," "goals," "projects", "intends," "plans," "believes," "seeks," "estimates," "endeavors," "strives," "may," or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in the Company's most recent annual report on Form 10-K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Examples of forward-looking statements in this release include statements regarding additional customers, potential acquisitions and the Company’s prospects for growth. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company's filings with the Securities and Exchange Commission.

Research Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2021	June 30,
	(unaudited)	2021
Assets
Current assets:
Cash and cash equivalents	$10,679,714	$11,004,337
Accounts receivable, net of allowance of $75,655 and $51,495, respectively	4,618,340	4,717,453
Prepaid expenses and other current assets	325,861	270,252
Prepaid royalties	655,146	904,921
Total current assets	16,279,061	16,896,963

Other assets:
Property and equipment, net of accumulated depreciation of $829,554 and $824,123, respectively	40,918	20,755
Deposits and other assets	880	906
Total assets	$16,320,859	$16,918,624

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$6,514,905	$6,687,188
Deferred revenue	4,741,238	4,804,351
Total current liabilities	11,256,143	11,491,539

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $0.001 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.001 par value; 100,000,000 shares authorized; 26,817,056 and 26,498,215 shares issued and outstanding, respectively	26,817	26,498
Additional paid-in capital	27,475,741	26,982,052
Accumulated deficit	(22,315,475)	(21,461,888)
Accumulated other comprehensive loss	(122,367)	(119,577)
Total stockholders’ equity	5,064,716	5,427,085
Total liabilities and stockholders’ equity	$16,320,859	$16,918,624

Research Solutions, Inc. and Subsidiaries

Consolidated Statements of Operations and Other Comprehensive Loss

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2021	2020	2021	2020

Revenue:
Platforms	$1,604,829	$1,220,535	$3,114,703	$2,362,223
Transactions	6,267,458	6,229,200	12,500,088	12,835,937
Total revenue	7,872,287	7,449,735	15,614,791	15,198,160

Cost of revenue:
Platforms	231,668	217,003	477,324	420,955
Transactions	4,802,959	4,841,150	9,639,432	9,936,047
Total cost of revenue	5,034,627	5,058,153	10,116,756	10,357,002
Gross profit	2,837,660	2,391,582	5,498,035	4,841,158

Operating expenses:
Selling, general and administrative	3,315,249	2,649,548	6,339,236	5,078,486
Depreciation and amortization	4,260	3,039	7,156	6,762
Total operating expenses	3,319,509	2,652,587	6,346,392	5,085,248

Loss from operations	(481,849)	(261,005)	(848,357)	(244,090)

Other income	264	399	540	634

Loss from operations before provision for income taxes	(481,585)	(260,606)	(847,817)	(243,456)
Provision for income taxes	—	—	(5,770)	(2,505)

Net loss	(481,585)	(260,606)	(853,587)	(245,961)

Other comprehensive income (loss):
Foreign currency translation	185	5,516	(2,790)	6,681
Comprehensive loss	$(481,400)	$(255,090)	$(856,377)	$(239,280)

Loss per common share:
Net loss per share, basic and diluted	$(0.02)	$(0.01)	$(0.03)	$(0.01)
Weighted average common shares outstanding, basic and diluted	26,351,947	25,988,117	26,314,532	25,943,509

Research Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	December 31,
	2021	2020

Cash flow from operating activities:
Net loss	$(853,587)	$(245,961)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	7,156	6,762
Amortization of lease right	—	61,886
Fair value of vested stock options	127,668	419,785
Fair value of vested restricted common stock	343,981	186,954
Changes in operating assets and liabilities:
Accounts receivable	99,113	221,657
Prepaid expenses and other current assets	(55,609)	(55,533)
Prepaid royalties	249,775	46,503
Accounts payable and accrued expenses	(172,283)	(550,693)
Deferred revenue	(63,113)	861,000
Lease liability	—	(67,882)
Net cash provided by (used in) operating activities	(316,899)	884,478

Cash flow from investing activities:
Purchase of property and equipment	(26,991)	(6,134)
Net cash used in investing activities	(26,991)	(6,134)

Cash flow from financing activities:
Proceeds from the exercise of stock options	30,671	14,100
Proceeds from the exercise of warrants	59,500	81,251
Common stock repurchase	(67,812)	(127,274)
Net cash provided by (used in) financing activities	22,359	(31,923)

Effect of exchange rate changes	(3,092)	5,527
Net increase (decrease) in cash and cash equivalents	(324,623)	851,948
Cash and cash equivalents, beginning of period	11,004,337	9,311,556
Cash and cash equivalents, end of period	$10,679,714	$10,163,504

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$5,770	$2,505

Contact

Steven Hooser or John Beisler

Three Part Advisors

(214) 872-2710

shooser@threepa.com; jbeisler@threepa.com

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